Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Medicenna Therapeutics Corp. of our report dated June 21, 2022 relating to the consolidated financial statements, which appears in Medicenna Therapeutics Corp.’s Annual Report on Form 20-F for the year ending March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Canada

February 17, 2023